Exhibit 99.2

Tonix Pharmaceuticals Prices Underwritten Public Offering of Common Stock

New York, NY – July 14, 2015 – Tonix Pharmaceuticals Holding Corp. (NASDAQ: TNXP) (“Tonix”) today announced the pricing of an underwritten public offering of 2,325,000 shares of its common stock at a price of $7.50 per share. The company has also granted to the underwriters a 45-day option to acquire an additional 348,750 shares to cover overallotments in connection with the offering. After the underwriting discount and estimated offering expenses payable by the company, Tonix expects to receive net proceeds of approximately $16.1 million, assuming no exercise of the overallotment option. The offering is expected to close on July 17, 2015, subject to customary closing conditions.

Roth Capital Partners and Oppenheimer & Co. are acting as joint book-running managers for the offering. Janney Montgomery Scott is acting as co-manager in this offering.

Tonix expects to use the net proceeds of the offering to support the continued development of TonmyaTM and TNX-102 SL for the management of fibromyalgia and post-traumatic stress disorder, respectively, including the completion of the AFFIRM and AtEase trials as well as the completion of a second Phase 3 study of Tonmya for the management of fibromyalgia, to support the continued development of TNX-201 for the treatment of episodic tension-type headache, including the completion of our ongoing Phase 2 study, to further develop our other pipeline programs, and for working capital and other general corporate purposes, and possibly acquisitions of other companies, products or technologies, though no such acquisitions are currently contemplated.

The shares described above are being offered by Tonix pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”). A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to this offering may be obtained from Roth Capital Partners, LLC, 888 San Clemente, Newport Beach, CA 92660, (800) 678-9147, Oppenheimer & Co., Inc., 85 Broad Street, 26th Floor, New York, NY 10004, (212) 667-8563 or by accessing the SEC’s website, www.sec.gov.

About Tonix Pharmaceuticals Holding Corp.

Tonix is dedicated to the development of next-generation medicines for common yet challenging disorders of the central nervous system, characterized by chronic disability, inadequate treatment options, high utilization of healthcare services, and significant economic burden. Tonix's Tonmya is currently being evaluated in the Phase 3 AFFIRM study in fibromyalgia. TNX-102 SL, the same proprietary product candidate as Tonmya, is currently being evaluated in the Phase 2 AtEase study in post-traumatic stress disorder. A Phase 2 proof-of-concept study of TNX-201 in episodic tension-type headache is ongoing. This press release and further information about Tonix can be found at www.tonixpharma.com.

Safe Harbor / Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as "anticipate," "believe," "forecast," "estimate" and "intend," among others. These forward-looking statements are based on Tonix's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our possible need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Tonix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the Annual Report on Form 10-K filed with the SEC on February 27, 2015 and future periodic reports filed with the Securities and Exchange Commission. All of Tonix's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date hereof.

Contact:

Tonix Pharmaceuticals Holding Corp.

Leland Gershell

Chief Financial Officer

(212) 980-9155 x104

leland.gershell@tonixpharma.com

Investor Relations

Martini Communications

Amy Martini

amartini@martinicommunications.com

Public Relations

Dian Griesel Int'l.

Susan Forman / Laura Radocaj

(212) 825-3210

sforman@dgicomm.com

lradocaj@dgicomm.com